Salomon Brothers Capital Fund

Sub-Item 77E (Legal Matters  Class Action Lawsuits)

Registrant incorporates by reference Registrant's Supplement
Dated OCTOBER 26, 2005 filed on OCTOBER 21, 2005.
(Accession No. 0001193125-05-208542)


Sub-Item 77E (Legal Matters Investment Company Act Section 19(a) and 34(b))

Registrant incorporates by reference Registrant's Supplement
Dated SEPTEMBER 21, 2005 filed on SEPTEMBER 21, 2005.
(Accession No. 0001193125-05-189435)